WAIVER OF NOTICE OF SPECIAL MEETING
                               OF THE
                         BOARD OF DIRECTORS
                OF KNICKERBOCKER CAPITAL CORPORATION


  We, the undersigned, being all of the Directors of the Corporation, hereby
agree   and consent that a special meeting of the Board of Directors of the
Corporation be held on the date and time and at the place designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

We do further agree and consent that any and all lawful business may be transacted at such meeting or at any adjournment or adjournments thereof as may be deemed advisable by the Directors present thereat. Any business transacted at such meeting or at any adjournment or adjournments thereof shall be valid and legal and of the same force and effect as if such meeting or adjournment meeting were held after notice.

  Place of Meeting:        83-888 Ave. 51 Coachella, CA 92236

  Date of Meeting:         March 14, 2000


  Time of Meeting:         10:00 a.m.

                      Purpose of Meeting: To Reverse Split the stock (1 for 10,000).


  Dated:                   March 14, 2000


                                           /s/ Dempsey K. Mork
                                           Director


                                           /s/ Randall A. Baker
                                           Director





                          SPECIAL MEETING
                     OF THE BOARD OF DIRECTORS
                                OF
                 KNICKERBOCKER CAPITAL CORPORATION


  A special meeting of the Board of Directors Knickerbocker Capital Corporation was held on March 14, 2000.


  Resolved , the Board of Directors agrees that the company's stock should be reverse split, 1 for 10,000 effective March 21, 2000.


  Further resolved, that the officers of the Corporation be, and each of the hereby is, authorized to do or to cause to be done, all such acts and things and to make, execute and deliver, or cause to be made, executed and delivered, in the name of and on behalf of the Corporation all such agreements, instruments and certificates as such officer or officers may deem necessary, advisable or appropriate to effectuate or carry out the purpose of the foregoing resolutions and to perform the obligations of the Corporation thereunder, such officer or officers' execution of the same to conclusive evidence of the discretionary authority herein conferred.


  There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, the meeting adjourned.

  Dated: March 14, 2000


                                     /s/ Dempsey K. Mork
                                     Director




                                     /s/ Randall A. Baker
                                     Director